UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2007 (September 25, 2007)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
6330 West Loop South, Suite 300 Houston, Texas (Address of principal executive offices)	77401 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14- 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2007, Synthesis Energy Systems, Inc., a Delaware corporation (the “Company”), entered into a Reservation and Use Agreement with the Gas Technology Institute, a non-profit corporation organized under the laws of the State of Illinois (“GTI”), for the reservation of time to use GTI’s Flex-Fuel Test Facility in Des Plaines, Illinois to perform pilot-scale evaluations to verify and validate process design information for effects of fuel variability on syngas (volume and quality) with prospective fuels.  The tests conducted in the facility allow for a mass balance analysis on specific coal sources to be used in the design of commercial U-GAS® plants.  The Reservation and Use Agreement reserves the facility for 3 months in each of the calendar years 2008 and 2009.  The Company issued 278,000 unregistered shares of its common stock in satisfaction of the $2,500,000 reservation and use fee for GTI’s facility.   There will also be incremental costs associated with the labor and material to conduct the tests at the facility.

The Reservation and Use Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02

Unregistered Sales of Equity Securities

The text set forth in Item 1.01 regarding the issuance of shares of the Company’s common stock, to GTI is incorporated into this section by reference.

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

10.1

Reservation and Use Agreement by and between Synthesis Energy Systems, Inc. and the Gas Technology Institute dated September 25, 2007 (incorporated by reference to Exhibit 10.27 to Amendment No. 4 to the Company’s Registration Statement (Registration No. 333-143817) on Form SB-2 filed on September 26, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: September 27, 2007	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

Exhibit Index

10.1

Reservation and Use Agreement by and between Synthesis Energy Systems, Inc. and the Gas Technology Institute dated September 25, 2007 (incorporated by reference to Exhibit 10.27 to Amendment No. 4 to the Company’s Registration Statement (Registration No. 333-143817) on Form SB-2 filed on September 26, 2007).